Exhibit 10.2

Execution Version

INVESTOR RIGHTS AGREEMENT

DATED AS OF DECEMBER 23, 2021

AMONG

FATHOM DIGITAL MANUFACTURING CORPORATION

AND

THE OTHER PARTIES HERETO

i

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement is entered into as of December 23, 2021 by and among Fathom Digital Manufacturing Corporation, a Delaware corporation (formerly known as Altimar Acquisition Corp. II, a Cayman Islands corporation, the “Company”), each of the Persons set forth on the signature pages hereto, as the Existing Investors as of the date hereof, and each of the other Persons from time to time party hereto.

RECITALS:

WHEREAS, in connection with the Equity Transactions (as defined below) and effective upon the consummation thereof, the parties hereto wish to set forth certain understandings between such parties in relation to the Company, including with respect to certain governance matters of the Company and other matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Business Combination Agreement:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Affiliated Transferees” means, with respect to any Investor, any Affiliate thereof that is Transferred Equity Securities Beneficially Owned by such Investor as of the date hereof.

“Agreement” means this Investor Rights Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficial Own” (including its correlative meanings “ Beneficial Owner” and “Beneficial Ownership” and words with a similar correlative meaning) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company from time to time.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of July 15, 2021, by and among the Company, Fathom Opco and the other parties thereto, as amended by the Amendment to the Business Combination Agreement, dated as of November 16, 2021 (as the same may be further amended, supplemented or modified after the date hereof).

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Chairman” has the meaning set forth in Section 2.1.

“Class A Common Stock” means shares of class A common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class A Units” means the Class A Units of limited liability company interest in Fathom OpCo (other than any such interests owned, directly or indirectly, by the Company or any of its Subsidiaries).

“Class B Common Stock” means shares of class B common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Closing Date” means the date of the closing of the Equity Transactions in accordance with the Business Combination Agreement.

“Common Stock” means, collectively, the Class A Common Stock and Class B Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Charter” means the Certificate of Incorporation of the Company as in effect on the date hereof and as may be amended, restated or modified and in effect from time to time.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“CORE Designator” means the CORE Investor, or any group of CORE Investors collectively, that then Beneficially Owns a majority of the Voting Securities Beneficially Owned by all CORE Investors.

“CORE Nominee” has the meaning assigned to such term in Section 2.2(a).

“CORE Investors” means CORE Industrial Partners Fund I, L.P., CORE Industrial Partners Fund I Parallel, L.P., any Transferee that becomes party to this Agreement as a “CORE Investor” in accordance with Section 4.4 hereof and their respective Affiliated Transferees.

“Covered Shares” means all Equity Securities held by the Existing Investors as of the date hereof or of which the Existing Investors acquire record or Beneficial Ownership, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, other than (i) any Equity Securities purchased on the open market after the Closing Date or (ii) any Equity Securities issued pursuant to that certain Backstop Subscription Agreement, dated November 16, 2021, by and among the Company, Fathom Opco and the Subscriber listed therein.

“Director” means any director of the Company from time to time.

“Equity Securities” means any and all shares of Common Stock of the Company, and any and all securities of the Company or Fathom OpCo convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and any options, warrants or other rights to acquire shares of Common Stock of the Company; including, without limitation, Fathom OpCo Units, restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including, without limitation, membership interests therein), whether voting or non-voting.

“Equity Transactions” means the transactions contemplated by the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Existing Investors” means collectively, the CORE Investors and each of the entities listed on the signature pages hereto under the heading “Existing Investors.”

“Fathom OpCo” means Fathom Holdco, LLC, a Delaware limited liability company.

“Fathom OpCo LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Fathom OpCo as in effect on the Closing Date, and as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Fathom OpCo Units” means the Class A Units.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Investors” means the Existing Investors.

“Law” means any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or Governmental Order, in each case, of any Governmental Authority.

“NewCo” has the meaning set forth in Section 3.2 hereof.

“Non-Recourse Party” has the meaning set forth in Section 4.15 hereof.

“Non-Voting Observer” has the meaning set forth in Section 2.2(c) hereof.

“Original Amount” means the aggregate number of shares of Common Stock Beneficially Owned, directly or indirectly, by the CORE Investors on the date hereof, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization. Notwithstanding the foregoing, in the event of a forfeiture of any Fathom Earnout Shares by any of the CORE Investors, the Original Amount shall automatically be decreased by the amount of such Fathom Earnout Shares forfeited.

“Permitted Transferee” means, with respect to any Existing Investor, (i) to any investment fund or other entity controlled or managed by or under common control with such Existing Investor; (ii) to such Existing Investor’s officers or directors or any Affiliates or family members of such Existing Investor’s officers or directors; (iii) to any limited partners, members or stockholders of such Existing Investor or any Affiliates of such Existing Investor, or any employees of such Affiliates; (iv) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such Person, or to a charitable organization; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by virtue of the Laws of the jurisdiction of incorporation or formation of such Existing Investor, as applicable, or the organizational documents of such Existing Investor, as amended from time to time, upon dissolution of such Existing Investor; or (viii) in the event of the Company’s completion of a liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction which results in the holders of all of the shares of Class A Common Stock having the right to exchange their shares for cash, securities or other property subsequent to the completion of the Equity Transactions, including the entry into an agreement in connection with such liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock or majority ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Tier 1 Earnout Vesting Event” means the VWAP of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days.

“Tier 2 Earnout Vesting Event” means the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days.

“Tier 3 Earnout Vesting Event” means the VWAP of the Class A Common Stock equals or exceeds $20.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Trading Day” means a day on which the Exchange is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Voting Securities” means, at any time, outstanding shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors to the Board.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available), or, if no dollar volume-weighted average price is reported for such security by Refinitiv Workspace (or an equivalent successor if such page is not available) for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by a majority of the independent directors then serving on the Board.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive,

(a) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE II.

CORPORATE GOVERNANCE MATTERS

2.1 Initial Board Composition; Classified Board. Effective as of the Closing Date, the Board shall satisfy all applicable rules and regulations of the Securities and Exchange Commission and the Exchange and is anticipated to be comprised of eleven (11) Directors, as follows: (i) ten (10) Directors designated by the CORE Designator (who shall be the initial CORE Nominees), and (ii) one (1) Director, to be jointly designated as mutually agreed by the CORE Designator and Altimar Sponsor II, LLC, who shall be independent as required by the Securities and Exchange Commission and applicable listing exchange rules and regulations. The initial chairman of the Board (the “Chairman”) is anticipated to be TJ Chung. Mr. Chung shall be appointed as the Chairman for so long as he is a member of the Board, and, thereafter, the Chairman shall be elected by a majority of the Board. The parties hereto acknowledge and agree that, consistent with the Company Charter, the Board shall be divided into three classes designated as Class I, Class II and Class III and that the Directors initially shall be allocated among such classes as set forth on Schedule B hereto.

2.2 Election of Directors.

(a) From the Effective Date, CORE Designator shall have the right, but not the obligation, to nominate to the Board a number of designees (such persons, the “CORE Nominees”) equal to at least: (i) a majority of the Total Number of Directors (as defined below), so long as the CORE Investors Beneficially Own shares of Common Stock representing at least 50% of the Original Amount (as defined below), (ii) 35% of the Total Number of Directors, in the event that the CORE Investors Beneficially Own shares of Common Stock representing at least 20% but less than 35% of the Original Amount, (iii) 20% of the Total Number of Directors, in the event that the CORE Investors Beneficially Own shares of Common Stock representing at least 10% but less than 20% of the Original Amount and (iv) 1 (one) Director (as defined below), in the event that the CORE Investors Beneficially Own shares of Common Stock representing at least 5% of the Original Amount. For purposes of calculating the number of directors that CORE Designator is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1 1/4 Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b) In the event that CORE Designator has nominated less than the total number of designees that CORE Designator is entitled to nominate pursuant to Section 2.2(a), CORE Designator shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable CORE Designator to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by CORE Designator to fill such newly created vacancies or to fill any other existing vacancies.

(c) In addition to the nomination rights set forth in Section 2.2(a) above, from the Effective Date, for so long as the CORE Investors Beneficially Own shares of Common Stock representing at least 5% of the Original Amount, CORE Designator shall have the right, but not the obligation, to designate a person (a “Non-Voting Observer”) to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting observer capacity. Any such Non-Voting Observer shall be permitted to attend all meetings of the Board. CORE Designator shall have the right to remove and replace its Non-Voting Observer at any time and from time to time. The Company shall furnish to any Non-Voting Observer (i) notices of Board meetings no later than, and using the same form of communication as, notice of Board meetings are furnished to Directors and (ii) copies of any materials prepared for meetings of the Board that are furnished to the Directors no later than the time such materials are furnished to the Directors; provided, that (x) such Non-Voting Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to directors of the Company or as the Company reasonably requests and (y) the Company reserves the right to withhold any information and to exclude such Non-Voting Observer from any meeting or portion thereof to the extent access to such materials or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest; provided, further, that failure to deliver notice, or materials, to such Non-Voting Observer in connection with such Non-Voting Observer’s right to attend and/or review materials with respect to, any meeting of the Board shall not, by itself, impair the validity of any action taken by such Board at such meeting.

(d) The Company shall pay all reasonable out-of-pocket expenses incurred by the CORE Nominees and the Non-Voting Observer in connection with the performance of his or her duties as a Director or a Non-Voting Observer and in connection with his or her attendance at any meeting of the Board. In addition, as promptly as practicable following the request by any CORE Nominee who is serving as a Director, the Company shall enter into an indemnification agreement with such CORE Nominee in the form entered into with the other members of the Board.

(e) No reduction in the number of shares of Common Stock that the CORE Investors Beneficially Own shall shorten the term of any incumbent director who is serving as a CORE Nominee.

(f) In the event that any CORE Nominee shall cease to serve for any reason, CORE Designator shall be entitled, for so long as CORE Designator retains the right to nominate a CORE Nominee to fill the applicable vacant seat, to designate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(g) If a CORE Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, CORE Designator shall be entitled, for so long as CORE Designator retains the right to nominate a CORE Nominee to fill the applicable vacant seat, to designate promptly another nominee and the director position for which the original CORE Nominee was nominated shall not be filled pending such designation.

(h) So long as CORE Designator has the right to nominate CORE Nominees under Section 2.2(a) or any such CORE Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage in an amount determined by the Board to be reasonable and customary, and the Company Charter and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law. Upon the removal or resignation of any CORE Nominee as a Director for any reason, the Company shall use commercially reasonable efforts to take all actions reasonably necessary to extend such director’s official liability insurance coverage for a period of not less than six (6) years from any such event in respect or any act or omission occurring at or prior to such event.

(i) If the size of the Board is expanded, CORE Designator shall be entitled to nominate a number of CORE Nominees to fill the newly created vacancies such that the total number of CORE Nominees serving on the Board following such expansion will be equal to that number of CORE Nominees that CORE Designator would be entitled to nominate in accordance with Section 2.2(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board, and the Board shall appoint such CORE Nominees to the Board.

(j) During such time as the Company is required by applicable law or the New York Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted, or admitted to trading (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), CORE Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not CORE Nominees, the Board is comprised of a majority of “independent directors.”

(k) At any time that CORE Designator shall have any nomination rights under Section 2.2, except as required by Law or the rules and regulations of the Exchange, the Company shall not take any action, including making or recommending any amendment to the Company Charter or the Company’s Amended and Restated Bylaws that could reasonably be expected to adversely affect CORE Designator’s rights, respectively, under this Agreement, in each case without the prior written consent of CORE Designator.

(l) Any CORE Nominee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any CORE Nominee if (a) it does so in good faith and such objection is based upon any of the following: (i) such CORE Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) such CORE Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice; or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (iii) such CORE Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity; (iv) such CORE Nominee was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; (v) such CORE Nominee was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations; or (vi) any other reason(s) that apply by reason of applicable Law, the rules and regulations of the Exchange or Company policy. In the event the Board reasonably finds the CORE Nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (vi) and reasonably objects to the identified director, the CORE Designator shall be entitled to propose a different CORE Nominee to the Board within thirty (30) calendar days of the Company’s notice to the CORE Designator of its objection to the CORE Nominee and such replacement CORE Nominee shall be subject to the review process outlined above.

2.3 Company Obligations. The Company agrees to use its reasonable best efforts to ensure that prior to the date that the CORE Investors cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each CORE Nominee is included in the Board’s slate of nominees to the stockholders (the “Board Slate”) for each election of directors; and (ii) each CORE Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. CORE Designator will promptly provide reporting to the Company after CORE Designator ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that Company is informed of when this obligation terminates. The calculation of the number of CORE Nominees that CORE Designator is entitled to nominate to the Board Slate for any election of directors shall be based on the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by CORE (“CORE Voting Control”), as applicable, immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless CORE Designator notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of directors, the CORE Nominees for such election shall be presumed to be the same CORE Nominees currently serving on the Board, and no further action shall be required of CORE Designator for the Board to include such CORE Nominees on the Board’s Slate; provided, that, in the event CORE Designator is no longer entitled to nominate the full number of CORE Nominees then serving on the Board, CORE Designator shall provide advance written notice to the Company, of which currently serving CORE Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of CORE Nominees. If CORE Designator fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the CORE Nominees of CORE Designator then serving on the Board will be included in the Board Slate.

2.4 Compensation. Except to the extent any CORE Designator may otherwise notify the Company with respect to such CORE Designator’s CORE Nominees, each CORE Nominee shall be entitled to compensation consistent with the Director compensation received by other Directors, including any fees and equity awards.

2.5 Other Rights of CORE Nominees. Except as provided in Section 2.3, each CORE Nominee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall, to the maximum extent permitted by applicable Law, indemnify, exculpate, and reimburse fees and expenses of the CORE Nominees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the CORE Nominees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Company Charter or Amended and Restated Bylaws of the Company, applicable Law or otherwise.

2.6 Director Independence. Notwithstanding anything to the contrary herein, the parties hereto shall ensure the composition of the Board will continue to meet all requirements for a company listed on the New York Stock Exchange (or such other stock exchange on which the Class A Common Stock may be listed from time to time), including with respect to director independence.

ARTICLE III.

ADDITIONAL COVENANTS

3.1 Pledges or Transfers. Upon the request of any Investor that wishes to (x) pledge, charge, hypothecate or grant security interests in any or all of the shares of Common Stock or Fathom OpCo Units held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) subject to Section 3.3, sell or transfer any or all of the shares of Common Stock or Fathom OpCo Units held by it, including to a third party investor, the Company agrees, subject to applicable Law, to cooperate with such Investor in taking any action (and, to the extent necessary, shall cause Fathom OpCo to take any action) reasonably necessary to consummate any such pledge, charge, hypothecation, grant or transfer, including without limitation, but subject to applicable Law, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Investor in connection with a proposed transfer.

3.2 Reserved.

3.3 Lock-Up; Vesting; Transfer Restrictions and Requirements.

(a) Lock-Up. For the period beginning on the Closing Date and ending one hundred eighty (180) days thereafter (such applicable period, the “Existing Investor Lock-Up Period”), each Existing Investor agrees with the Company that it shall not, and shall cause any other holder of record of such Existing Investor’s Covered Shares not to, Transfer any of such Existing Investor’s Covered Shares.

(b) Vesting. Each Existing Investor and the Company agrees that, from and after the Closing, 2,724,736 shares of Class A Common Stock issued to the CORE Investors shall be unvested and restricted and that such shares shall vest as follows: (i) one third (908,246) of such shares (the “Tier 1 Earnout Shares”) shall vest automatically and cease to be subject to any restrictions hereunder as of immediately prior to the occurrence of a Tier 1 Earnout Vesting Event, (ii) one third (908,245) of such shares (the “Tier 2 Earnout Shares”) shall vest automatically and cease to be subject to any restrictions hereunder as of immediately prior to the occurrence of a Tier 2 Earnout Vesting Event and (iii) one third (908,245) of such shares (the “Tier 3 Earnout Shares” and, collectively with the Tier 1 Earnout Shares and Tier 2 Earnout Shares, the “Earnout Shares”) shall vest automatically and cease to be subject to any restrictions hereunder as of immediately prior to the occurrence of a Tier 3 Earnout Vesting Event; provided that, during the Existing Investor Lock-Up Period, Section 3.3(a) hereof shall apply with respect to all Earnout Shares.

(c) Forfeiture. To the extent that, on or prior to the fifth (5th) anniversary of the Closing Date, (i) a Tier 1 Earnout Vesting Event shall not have occurred, all outstanding Tier 1 Earnout Shares that shall not have been vested shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares shall also be forfeited to the Company for no consideration, (ii) a Tier 2 Earnout Vesting Event shall not have occurred, all outstanding Tier 2 Earnout Shares that shall not have been vested shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares shall also be forfeited to the Company for no consideration, and (iii) a Tier 3 Earnout Vesting Event shall not have occurred, all outstanding Tier 3 Earnout Shares that shall not have been vested shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares shall also be forfeited to the Company for no consideration. Following such forfeiture, such Earnout Shares shall be canceled, no longer be outstanding and become void and of no further force and effect.

(d) Transfer Restrictions. Following termination of the Existing Investor Lock-Up Period, (i) unvested Earnout Shares shall not be Transferable and (ii) vested Earnout Shares shall be Transferable only to an Investor’s Permitted Transferees.

(e) Transfer Conditions. As a condition to any Transfer to a Permitted Transferee permitted by this Section 3.3, each Transferee must enter into a written agreement with the Company agreeing to be bound by the provisions contained in this Section 3.3. Any Transfer in violation of the provisions of this Section 3.3 shall be null and void ab initio and of no force or effect.

(f) Tax Treatment. The parties hereto intend that, for U.S. federal and all applicable state and local income tax purposes, the amount of any dividends declared with respect to the Earnout Shares not be reported as taxable income (on IRS Form 1099 or otherwise) to the holders thereof unless and until such dividends are paid in cash or in kind, as the case may be. The parties to this Agreement shall not take any position inconsistent with the intent set forth in this Section 3.3(f) except to the extent otherwise required by a law.

ARTICLE IV.

GENERAL PROVISIONS

4.1 Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by email or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as set forth on Schedule A hereto or as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by email and one (1) Business Day after deposit with a reputable overnight courier service.

If to the Company:

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Dr.

Hartland, WI 53029

Attn: Chief Executive Officer

If to any of the Investors or any other Person who becomes party to this Agreement, to such Person’s address as set forth on Schedule A hereto (as may be updated from time to time by the Company upon written notice thereof in accordance with this Section 4.1).

4.2 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and Investors holding a majority of the Voting Securities then held by all Investors in the aggregate; provided, however, that any modification or amendment

(1) to Section 2.1, Section 2.2, Section 2.3 or this Section 4.2 shall also require the approval of the CORE Designator and (ii) that would adversely affect the rights of, or impose any additional obligations on, any of the Existing Investors hereunder shall also require the approval of each of the affected Existing Investors, as applicable. Notwithstanding the foregoing or anything to the contrary herein, any material modification or amendment to or waiver of Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 3.3 or this Section 4.2 (and in each case any related definitions hereunder), or to any of the other terms and provisions of this Agreement that provides the CORE Investors or any of their respective Affiliates or other Permitted Transferees with material additional rights or benefits in their capacity as a stockholder of the Company not contemplated by this Agreement as of the Closing Date or removes or waives transfer restrictions or enhances director nomination rights, shall in each case also require the approval of a majority of the independent directors then serving on the Board.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

4.3 Further Assurances. Subject to Section 10.01(f) of the Business Combination Agreement, the parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by applicable Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Investor being deprived of the rights contemplated by this Agreement.

4.4 Assignment; Affiliated Transferees.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, that, upon written notice to the Company, CORE Designator may assign to any of the CORE Investors or any Affiliate of CORE Designator (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be “CORE Designator” for all purposes hereunder and, if not already a party to this Agreement, such assignee shall execute and deliver to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by all of the applicable provisions of this Agreement as a “CORE Designator” hereunder. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

(b) Any Affiliated Transferee of an Investor who acquires Beneficial Ownership of any Equity Securities must concurrently with becoming an equityholder execute and deliver to the Company a counterparty copy of this Agreement or a joinder hereto agreeing to be bound by the terms and conditions of this Agreement on the same terms as the applicable Investor.

4.5 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

4.6 Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY IN THAT STATE, WITHOUT REGARD TO ANY LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OR CHOICE OF LAW OR OTHERWISE.

4.7 Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction, any federal court within the State of Delaware (and if both such courts decline to accept jurisdiction, any other state court located in the State of Delaware), and, in each case, any appellate court therefrom, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 4.7, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, (D) irrevocably and unconditionally agrees that it is not entitled to any immunity on the basis of sovereignty or otherwise (and waives and agrees not to claim any immunity or right to claim immunity from any such action or proceeding brought in any of the courts identified in clause (i) of this Section 4.7) and (E) agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 4.1 hereof or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

4.8 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of a bond.

4.9 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.10 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.11 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.12 Grant of Consent. Any consent or approval of, or designation by, or any other action of, an CORE Designator (in its capacity as such) hereunder shall be effective if notice of such consent, approval, designation or action is provided to the Company in accordance with Section 4.1 hereof by the applicable CORE Designator as of the latest date any such notice is so provided to the Company.

4.13 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable). The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

4.14 Effectiveness. This Agreement shall become effective upon the Closing Date.

4.15 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation,

execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any of the foregoing (each, a “ Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

4.16 Obligations are Several. For the avoidance of doubt, except as expressly provided in this Agreement, all obligations, representations, warranties, covenants and agreements of each party hereto contained in this Agreement are several and not joint.

4.17 Provisions Respecting Representation of Fathom. Each of the parties hereto hereby, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and Affiliates, recognizes that Winston & Strawn LLP (“ Counsel”) has served and may serve as counsel to some or all of the CORE Investors, Fathom OpCo, CORE Fund I Blocker-5 LLC (“Fathom Blocker 1”) and CORE Fund I Blocker-2, LLC (“Fathom Blocker 2” and, together with Fathom Blocker 1, the “Fathom Blockers”), on the one hand, and the equityholders of the CORE Investors, Fathom Blocker 1 and Fathom Blocker 2 and their respective Affiliates (individually and collectively, the “ Seller Group”), on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and agrees that, following consummation of the transactions contemplated hereby, Counsel (or any of their respective successors) may serve as counsel to any member of the Seller Group or any director, manager, member, partner, officer, employee or Affiliate of any member of the Seller Group, in connection with any Action (as defined in the Business Combination Agreement) or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Company, Fathom OpCo and/or any of their respective Subsidiaries, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The parties hereto agree to take the steps necessary to ensure that any privilege attaching as a result of Counsel representing the Company, Fathom OpCo and/or any of their respective Subsidiaries or any member of the Seller Group in connection with the transactions contemplated by this Agreement shall survive the Closing (as defined in the Business Combination Agreement) and shall remain in effect, provided that with respect to any Privileged Communications such privilege from and after the Closing shall be controlled by the Unitholder Representative (as defined in the Business Combination Agreement). As to any privileged attorney-client communications prior to the Closing between (x) Counsel and Fathom OpCo or Counsel and any of Fathom OpCo’s Subsidiaries, (y) Counsel and the Fathom Blockers or (z) Counsel and any equityholders of Fathom OpCo, Fathom Blocker 1 and Fathom Blocker 2 or their respective Affiliates, in each case in connection with the transactions contemplated by this Agreement prior to the Closing Date (collectively, the “Privileged Communications”), The

Company, Fathom OpCo and each of their respective Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the parties after the Closing. In addition, if the mergers and the other transactions contemplated by the Business Combination Agreement are consummated, all Privileged Communications related to such transactions will become the property of the Unitholder Representative, and none of the Company, Fathom OpCo, any of their respective Subsidiaries or any of their respective Affiliates, Subsidiaries, successors or assigns shall take any action based on any copies of such records or intentionally access them, subject to the following sentence. In the event that the Company is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Privileged Communications, the Company shall be entitled to access or obtain a copy of and disclose the Privileged Communications to the extent necessary to comply with any such legal requirement or request; provided that the Company shall promptly notify the Unitholder Representative so that the Unitholder Representative can seek a protective order, at its sole cost and expense (it being agreed that in no event shall any of the foregoing Persons be required to commence or pursue any litigation), and the Company agrees to use commercially reasonable efforts to assist therewith.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

FATHOM DIGITAL
MANUFACTURING
CORPORATION

By:	/s/ Tom Wasserman
Name:	Tom Wasserman
Title:	Chief Executive Officer

[Signature Page to Investor Rights Agreement]

EXISTING INVESTORS:

CORE INDUSTRIAL PARTNERS
FUND I, L.P.

By: CORE Industrial Partners GP I,
LLC, its general partner

By:	/s/ John May
Name: John May
Title: Managing Partner

CORE INDUSTRIAL PARTNERS
FUND I PARALLEL, L.P.

By: CORE Industrial Partners GP I,
LLC, its general partner

By:	/s/ John May
Name: John May
Title: Managing Partner

[Signature Page to Investor Rights Agreement]

SCHEDULE A

NOTICE ADDRESSES

CORE Industrial Partners Fund I Parallel, LP

150 N. Riverside Plaza

Suite 2050

Chicago, Illinois 60606

Core Industrial Partners Fund I, L.P.

150 N. Riverside Plaza

Suite 2050

Chicago, Illinois 60606

Dahlquist Machine Holdco, Inc.

1951 W. 155th Place

Broomfield, Colorado 80023

FatStacks, LLC

21133 Basalt Street NW

Nowthen, Minnesota 55330

ICO Products, LLC

543 Forest Lake Drive

Holland, Ohio 43528

Attn:

Keidl Family Holdings, Inc.

1050 Walnut Ridge Drive

Hartland, Wisconsin 53029

Kemeera Holdings, Inc.

497 Del Amigo Road

Danville, California 94526

Attn:

Oldcut, Inc.

300 Portland Point Road

Lansing, New York 14882

Robert L. Nardelli

One Buckhead Plaza

3060 Peachtree Road NW, Suite 380

Atlanta, Georgia 30305

Schedule A

SBOF IV Incodema Holdings, LLC

c/o Siguler Guff Advisers, LLC

200 Park Avenue, 23rd Floor

New York, New York 10166

Siguler Guff Small Buyout Opportunities Fund III, LP

c/o Siguler Guff Advisers, LLC

200 Park Avenue, 23rd Floor

New York, New York 10166

Siguler Guff Small Buyout Opportunities Fund III (F), LP

c/o Siguler Guff Advisers, LLC

200 Park Avenue, 23rd Floor

New York, New York 10166

Siguler Guff Small Buyout Opportunities Fund III (C), LP

c/o Siguler Guff Advisers, LLC

200 Park Avenue, 23rd Floor

New York, New York 10166

Siguler Guff Small Buyout Opportunities Fund III (T), LP

c/o Siguler Guff Advisers, LLC

200 Park Avenue, 23rd Floor

New York, New York 10166

Siguler Guff Small Buyout Opportunities III (UK), LP

c/o Siguler Guff Advisers, LLC 200

Park Avenue, 23rd Floor

New York, New York 10166

Siguler Guff HP Opportunities Fund II, LP

c/o Siguler Guff Advisers, LLC

200 Park Avenue, 23rd Floor

New York, New York 10166

Siguler Guff Americas Opportunities Fund, LP

c/o Siguler Guff Advisers, LLC

200 Park Avenue, 23rd Floor

New York, New York 10166

Southern Methodist University

Investments Office

P.O. Box 750193

Dallas, Texas 75275-0193

[Signature Page to Investor Rights Agreement]

SCHEDULE B

CLASSIFIED BOARD

Class I directors are Caralynn Nowinski Collens, Adam DeWitt and Ryan Martin, and their initial term will expire at the initial annual meeting of stockholders for the calendar year ended December 31, 2022.

Class II directors are Maria Green, Peter Leemputte and Robert Nardelli, and their terms will expire at the annual meeting of stockholders for the calendar year ended December 31, 2023.

Class III directors are Carey Chen, TJ Chung, David Fisher and John May, and their terms will expire at the annual meeting of stockholders for the calendar year ended December 31, 2024.

Schedule B